**ROSS MILLER**
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

| Filed in the office of | Document Number 20090632264-74 |
|---|---|
| Ross Miller, Secretary of State, State of Nevada | Filing Date and Time 08/21/2009 11:22 AM |
| | Entity Number E0452392009-4 |

# Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

| | |
|---|---|
| 1. Name of Corporation: | Firemans Contractors, Inc. |
| 2. Registered Agent for Service of Process: (check only one box) | [X] Commercial Registered Agent: Nevada Agency and Transfer Company (Name)<br>[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)<br>Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity<br>Street Address: 50 West Liberty Street, Suite 880 — City: Reno — Nevada — Zip Code: 89501<br>Mailing Address (if different from street address) — City — Nevada — Zip Code |
| 3. Authorized Stock: (number of shares corporation is authorized to issue) | Number of shares with par value: 200,000,000 — Par value per share: $ .001 — Number of shares without par value: 0 |
| 4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees) | 1) Renee Gilmore (Name)<br>9009 Wild Horse Dr (Street Address) — North Richland Hills (City) — TX (State) — 76180 (Zip Code)<br>2) Kristy ONeal (Name)<br>8300 Precinct Line Rd (Street Address) — Colleyville (City) — TX (State) — 76034 (Zip Code) |
| 5. Purpose: (optional; see instructions) | *The purpose of the corporation shall be:* Any Lawful Business |
| 6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator) | Kristy ONeal (Name) — X [signature] (Incorporator Signature)<br>8300 Precinct Line Rd (Address) — Colleyville (City) — TX (State) — 76034 (Zip Code) |
| 7. Certificate of Acceptance of Appointment of Registered Agent: | *I hereby accept appointment as Registered Agent for the above named Entity.*<br>X [signature] — 8/21/09<br>Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date |

*This form must be accompanied by appropriate fees.*